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                                                                    EXHIBIT 99.1

                    SOHU.com Adopts Shareholder Rights Plan

BEIJING, CHINA, July 28, 2001 - China's leading Internet media, communications and commerce company SOHU.COM Inc. (Nasdaq:SOHU), announced today that its Board of Directors has adopted a Stockholder Rights Plan. The Plan is designed to deter coercive takeover tactics, including the accumulation of shares in the open market or through private transactions, and to prevent an acquirer from gaining control of SOHU.COM without offering a fair and adequate price and terms to all of SOHU.COM's stockholders.

Under the Plan, the company is distributing a dividend in the form of a right to purchase a unit of preferred stock of SOHU.COM (a "Right") to each holder of SOHU.COM common stock of record as of the close of business on July 23, 2001. SOHU.COM's board of directors has also authorized the issuance of a Right for each share of common stock issued after the record date but prior to the date the Rights become exercisable. The Rights will expire July 25, 2011 (the "Final Expiration Date"), unless redeemed or canceled earlier.

Each Right initially entitles its holder to buy one unit of a share of Series A Junior Participating Cumulative Preferred Stock for US$100.00. The Rights generally become exercisable 10 days following the earlier to occur of (i) a person or group acquiring beneficial ownership of 20% or more of SOHU.COM outstanding common stock or (ii) the public announcement of a tender offer or exchange offer that, upon consummation, would result in a person or group becoming the beneficial owner of 20 percent or more of the outstanding common stock of SOHU.COM (each, a "Distribution Date"). The Rights associated with the common stock of SOHU.COM held by the suitor become void and are unexercisable following a Distribution Date. At any time on or after a Distribution Date, SOHU.COM may exchange all or part of the then outstanding Rights for shares of SOHU.COM common stock at the rate of one share of common stock per Right, subject to adjustment under certain circumstances.

The Rights are redeemable by the board of directors under certain circumstances.

A copy of the Stockholder Rights Plan was filed with the Securities and Exchange Commission on Friday, July 27, 2001.

                                 About SOHU.COM

SOHU.COM is one of mainland China's most recognized and established Internet brands and indispensable to the daily life of millions of Chinese who use the portal for their e-mail, home page, chat, messaging, news, search, browsing and shopping. Apart from continuous product and services development, SOHU.COM also concentrates its efforts on making the Internet ubiquitously available, whether in the office, at home or on the road. SOHU.COM, established by Dr. Charles Zhang, one of China's Internet pioneers, is in its fifth year of operation.

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                             Safe Harbor Statement

This company's announcement may contain forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Potential risks and uncertainties include, but are not limited to, SOHU.COM's historical and future losses, limited operating history, uncertain regulatory landscape in the People's Republic of China, fluctuations in quarterly operating results, the company's reliance on online advertising sales for a substantial portion of our revenues. Further information regarding these and other risks is included in SOHU.COM's annual report on Form 10-K and in its other filings with the Securities and Exchange Commission.


For further information:
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Caroline Straathof/Dean Middlebrook
Corporate Communications - SOHU.com
Tel: +86 10 6510 1379
E-mail: straathof@itc.com.cn
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E-mail: dean@itc.com.cn
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http://www.sohu.com/about/English/investors.htm
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